Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, John Aglialoro, the Chairman and Chief Executive Officer of Cybex International, Inc. (the “Company”), hereby certifies that:

The Company’s Form 10-Q Quarterly Report for the period ended June 28, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 7, 2003

/s/    John Aglialoro

John Aglialoro

Chairman and Chief Executive Officer